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SCHEDULE 14A INFORMATION Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

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FAIRMARKET, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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FAIRMARKET, INC.
500 Unicorn Park Drive
Woburn, Massachusetts 01801

June 3, 2002

Dear Stockholder:

        You are cordially invited to attend the 2002 Annual Meeting of Stockholders of FairMarket, Inc. This year's meeting will be held on Thursday, June 27, 2002 at 3:00 p.m., local time, at the Goodwin Procter LLP Conference Center, Second Floor, Exchange Place, 53 State Street, Boston, Massachusetts 02109.

        The attached formal Notice of Annual Meeting and Proxy Statement describe the proposal we expect to act upon at the meeting. We urge you to review these materials carefully and to use this opportunity to take part in the affairs of FairMarket, Inc. by voting on the proposal described in the Proxy Statement. We hope that you will be able to attend the meeting.

        Your vote is important. Whether you plan to attend the meeting or not, please complete the enclosed proxy card and promptly return it in the enclosed postage-paid envelope. The attached Proxy Statement contains instructions about the methods of voting. If you attend the meeting, you may continue to have your shares voted as instructed in your proxy card or you may withdraw your proxy at the meeting and vote your shares in person.

        We look forward to seeing you at the meeting.

                      Sincerely,

                      Nanda Krish
                       President and Chief Executive Officer

FAIRMARKET, INC.
500 Unicorn Park Drive
Woburn, Massachusetts 01801

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON JUNE 27, 2002

TO OUR STOCKHOLDERS:

        The 2002 Annual Meeting of Stockholders of FairMarket, Inc. will be held on Thursday, June 27, 2002 at 3:00 p.m., local time, at the Goodwin Procter LLP Conference Center, Second Floor, Exchange Place, 53 State Street, Boston, Massachusetts 02109, for the following purposes:

  1.
  To elect two Class II directors, each to serve until the 2005 Annual Meeting of Stockholders or until such person's successor is duly elected and qualified.

  2.
  To consider and act upon any other matters that may properly be brought before the Annual Meeting and at any adjournments or postponements of the meeting.

        These items are more fully described in the attached Proxy Statement.

        Only stockholders of record at the close of business on June 3, 2002, the record date, are entitled to notice of and to vote at the meeting and at any adjournments or postponements thereof.

        If you do not plan to attend the meeting and vote your shares in person, please vote by marking, signing, dating and promptly returning the enclosed proxy card in the enclosed postage-paid envelope. Any proxy may be revoked at any time before it is exercised at the Annual Meeting.

                      By Order of the Board of Directors

                      Lisa M. McGrath
                       Secretary

Woburn, Massachusetts
June 3, 2002

FAIRMARKET, INC.
500 Unicorn Park Drive
Woburn, Massachusetts 01801

PROXY STATEMENT

        This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of FairMarket, Inc. ("FairMarket") for use at the 2002 Annual Meeting of Stockholders of FairMarket to be held on Thursday, June 27, 2002 at 3:00 p.m., local time, at the Goodwin Procter LLP Conference Center, Second Floor, Exchange Place, 53 State Street, Boston, Massachusetts 02109, and at any adjournments or postponements thereof (the "Annual Meeting").

        This Proxy Statement and the accompanying materials are being mailed on or about June 5, 2002 to stockholders of record as of the close of business on June 3, 2002, which is the record date for the meeting.

        FairMarket's 2001 Annual Report to Shareholders, together with FairMarket's Annual Report on Form 10-K for the year ended December 31, 2001 (which includes FairMarket's consolidated financial statements), is being mailed to stockholders of FairMarket with this Proxy Statement. The Annual Report to Shareholders and the Annual Report on Form 10-K are not, however, part of the proxy solicitation material.

VOTING AND SOLICITATION OF PROXIES

        At the Annual Meeting, stockholders will act upon the matters set forth in the accompanying Notice of Annual Meeting, including the election of two Class II directors. We are not aware of any other matters to be presented at the meeting other than those described in this Proxy Statement. If any other matters are properly presented at the meeting, proxies will be voted in accordance with the judgment of the proxy holders.

        Stockholders entitled to vote; tabulation of votes.    If our records show that you are a stockholder as of the close of business on June 3, 2002 (the record date for the meeting), you are entitled to receive notice of the Annual Meeting and to vote the shares of FairMarket's common stock and series B preferred stock that you held at the close of business on the record date. Holders of our common stock and holders of our series B preferred stock are entitled to vote together as a single class on the election of our Class II directors and on any other matters that may properly come before the Annual Meeting. Each outstanding share of common stock and series B preferred stock entitles its holder to cast one vote for each matter to be voted upon.

        All votes will be tabulated by the inspector of election appointed for the meeting, who will separately tabulate affirmative and negative votes, abstentions and "broker non-votes." "Broker non-votes" are shares represented at the meeting that are held by brokers or nominees as to which instructions have not been received from the beneficial owners or persons entitled to vote those shares, and for which the brokers or nominees do not have discretionary voting power to vote those shares.

        On June 3, 2002, there were 29,773,740 shares of our common stock outstanding, held by 227 stockholders of record, and 952,380 shares of our series B preferred stock outstanding, held by one stockholder of record.

        Attending the Annual Meeting.    All stockholders of record of shares of FairMarket's common stock and series B preferred stock at the close of business on the record date, or their designated proxies, may attend the Annual Meeting.

        Quorum.    The presence, in person or by proxy, of holders of at least a majority of the total number of outstanding shares of FairMarket's capital stock entitled to vote is necessary to constitute a quorum for the transaction of business at the Annual Meeting. As of the record date, there were 29,773,740 shares of common stock and 952,380 shares of series B preferred stock outstanding and entitled to vote at the Annual Meeting. Shares that reflect abstentions and broker non-votes will be counted as present for purposes of determining the presence of a quorum.

        Voting your shares.    Shares may be voted as described below.

        Voting by proxy holders for shares registered directly in the name of the stockholder.    If your shares of common stock are registered directly in your own name with the transfer agent for our common stock, EquiServe Trust Company, then you are considered to be the "holder of record" of those shares. If you hold your shares in your own name as a holder of record, you may instruct the proxy holders named in the enclosed proxy card how to vote your shares by marking, signing, dating and mailing the proxy card in the enclosed postage-paid envelope. If you do not instruct the proxy holders named in the enclosed card how to vote your shares but you sign, date and return the proxy, your shares will be voted FOR the election of Rory J. Cowan and FOR the election of Joseph R. Wright, Jr., the Board of Directors' nominees for Class II directors.

        Voting by proxy holders for shares registered in the name of a brokerage firm or bank.    If your shares are held of record by a broker, bank or other nominee (in other words, in "street name"), you will receive instructions from your nominee that you must follow in order to have your shares voted.

        Voting by mail.    If you would like to vote by mail, please mark your proxy card, sign and date it, and return it in the enclosed postage-paid envelope.

        Voting in person.    If you are the stockholder of record and attend the Annual Meeting, you may deliver your completed proxy card in person. "Street name" stockholders who wish to vote at the meeting will need to obtain a proxy form from their broker, bank or other nominee that holds their shares of record.

        Voting by phone.    If you are the holder of record of shares of our common stock and live in the United States or Canada, you may vote your proxy by following the "Vote by Phone" instructions on the enclosed proxy card. If your shares are held in street name, whether you may vote those shares telephonically will depend on your broker or other nominee's voting arrangements, and you should contact your broker or other nominee for that information if it does not appear on the voting form you receive from your broker or other nominee.

        Voting by Internet.    If you are the holder of record of shares of our common stock and have Internet access, you may vote your proxy from any location in the world by following the "Vote by Internet" instructions on the enclosed proxy card. If your shares are held in street name, whether you may vote those shares via the Internet will depend on your broker or other nominee's voting arrangements, and you should contact your broker or other nominee for that information if it does not appear on the voting form you receive from your broker or other nominee.

        Revoking and changing a proxy.    You may revoke or change your proxy at any time before it has been exercised by:

  •
  delivering a written revocation to the Secretary of FairMarket at our principal executive offices;

  •
  delivering another signed proxy bearing a later date; or

  •
  attending the Annual Meeting and voting in person.

        Any stockholder of record as of the record date who attends the Annual Meeting may vote in person whether or not the stockholder has previously delivered a proxy, but the presence (without further action) of a stockholder at the Annual Meeting will not constitute a revocation of a previously delivered proxy.

        Solicitation of Proxies.    This solicitation of proxies for use at the Annual Meeting is being made by the Board of Directors of FairMarket. The cost of soliciting proxies will be borne by FairMarket. If you choose to vote over the Internet, however, you are responsible for Internet access charges you may incur. FairMarket will reimburse its transfer agent for charges and expenses in connection with the distribution of proxy materials to brokers or other persons holding shares in their names or in the names of their nominees and for charges and expenses in forwarding proxies and proxy materials to the beneficial owners of those shares. FairMarket has retained Morrow & Co., Inc. to assist in the solicitation of proxies for the Annual Meeting, at a cost to FairMarket of approximately $4,500 plus reimbursement of reasonable expenses. Solicitations may also be made by officers and regular employees of FairMarket, without additional compensation, by use of the mails, personal interview, telephone or facsimile.

PROPOSAL TO ELECT TWO CLASS II DIRECTORS

        The number of directors making up FairMarket's Board of Directors is currently fixed at five and we currently have five directors serving. Our Board is divided into three classes, consisting of two Class I directors, whose terms of office continue until the 2004 annual meeting of stockholders, two Class II directors, whose terms of office expire at the Annual Meeting, and one Class III director, whose term of office continues until the 2003 annual meeting of stockholders. At each annual meeting of stockholders, a class of directors will be elected for a three-year term to succeed the directors of the same class whose terms are then expiring. At the Annual Meeting, two Class II directors will be elected to serve until the 2005 annual meeting of stockholders, or until such director's successor is duly elected and qualified.

        Our Board of Directors has nominated Rory J. Cowan and Joseph R. Wright, Jr. to serve as the two Class II directors. Messrs. Cowan and Wright are currently serving as the two Class II directors of FairMarket. Our Board of Directors anticipates that each of its nominees will serve, if elected, as a director. However, if any person nominated by our Board of Directors is unable to accept election, proxies will be voted for the election of such other person or persons as our Board of Directors may recommend.

        Vote Required.    The affirmative vote of a plurality of the total votes represented by the outstanding shares of common stock and series B preferred stock present in person or represented by proxy and entitled to vote at the Annual Meeting is required for the election of a director. Votes may be cast for or withheld from any nominee. Votes cast for a nominee will count as "yes votes." Abstentions and broker non-votes will be excluded entirely from the vote and will have no effect.

        Recommendation.    THE BOARD OF DIRECTORS OF FAIRMARKET UNANIMOUSLY RECOMMENDS A VOTE FOR ITS NOMINEES, RORY J. COWAN AND JOSEPH R. WRIGHT, JR. PROXIES SOLICITED BY THE BOARD WILL BE VOTED FOR THESE NOMINEES UNLESS INSTRUCTIONS TO WITHHOLD OR TO THE CONTRARY ARE GIVEN.

Information Regarding the Nominees and Other Directors

        The following biographical descriptions contain information with respect to the nominees for re-election as Class II directors at the Annual Meeting and each director who is not up for re-election, based on information furnished to FairMarket by each director.

Nominees for Election as Class II Directors for a Three-year Term Expiring at the 2005 Annual Meeting of Stockholders

        Rory J. Cowan, age 49, was elected as a director of FairMarket in March 2001. Mr. Cowan is the founder of Lionbridge Technologies, Inc., a provider of globalization products and services for worldwide deployment of technology and information-based products, where he has served as Chairman of the Board and Chief Executive Officer since September 1996. From September 1996 to March 2000, Mr. Cowan also served as President of Lionbridge. Before founding Lionbridge, Mr. Cowan served as Chief Executive Officer of Interleaf, Inc., a document automation software services company, from October 1996 to January 1997. From May 1995 to June 1996, Mr. Cowan served as Chief Executive Officer of Stream International, Inc., a software and services provider and a division of R.R. Donnelley & Sons, a provider of commercial print and print-related services. Mr. Cowan joined R.R. Donnelley in 1988 and served most recently as Executive Vice President from 1991 to June 1996. Before joining R.R. Donnelley, Mr. Cowan was founder of CSA Press of Hudson, Mass., a software duplication firm, and held positions at Compugraphic Corporation, an automated publishing hardware firm. Mr. Cowan is a graduate of Harvard University and Harvard Business School.

        Joseph R. Wright, Jr., age 63, has served as a director of FairMarket since May 8, 2002. Mr. Wright is President, Chief Executive Officer and Director of PanAmSat Corporation, one of the world's largest providers of global satellite-based communications services, servicing news organizations, telecommunications companies, DirecTV services, Internet networks and others around the globe. In the six years prior to this position, Mr. Wright was Vice Chairman of Terremark Worldwide Inc., a public company that develops and operates Network Access Point (NAP) centers in the U.S. and Brazil. Mr. Wright was also Chairman and Director of GRC International, Inc., a public company providing advanced IT, Internet, and software systems technologies to government and commercial customers, which was sold to AT&T. He was also Co-Chairman and Director of Baker & Taylor Holdings, Inc., an international book/video/software distribution and e-commerce company that is majority owned by the Carlyle Group. From 1989 to 1994, Mr. Wright was Executive Vice President, Vice Chairman and Director of W.R. Grace & Co., Chairman of Grace Energy Company, and President of Grace Environmental Company. Mr. Wright was Deputy Director and Director of the Federal Office of Management and Budget and a member of the President's Cabinet during the Reagan Administration from 1982 to 1989 and Deputy Secretary of the Department of Commerce from 1981 to 1982. He previously held positions as President of two of Citibank's subsidiaries, as a partner of Booze Allen and Hamilton and in various management/economic positions in the Federal Departments of Commerce and Agriculture. In addition, Mr. Wright is the Chairman of the Advisory Board of Barington Companies Equity Partners, L.P., and serves on the Board of Directors/Advisors of Terremark Worldwide Inc., Titan Corporation, Baker & Taylor, Verso Technologies Inc., Proxim Corporation, musicmaker.com, Inc. and the AT&T Washington Advisory Board. Mr. Wright graduated from Yale University with a Master's Degree in Industrial Administration and from Colorado School of Mines with a Professional Engineering Degree.

Incumbent Class I Directors—Term Expires 2004

        Nanda Krish, age 41, has served as a director of FairMarket since April 1997. On January 17, 2002, Mr. Krish was elected as President and Chief Executive Officer of FairMarket, after having served as Interim Chief Executive Officer from July 2001. Mr. Krish has extensive professional experience in general management, sales and marketing and business development at private and public companies in multinational environments. Prior to joining FairMarket, Mr. Krish was co-founder and an operating officer of Verilytics, Inc. (formerly iBelong), a software company that focuses on the e-analytics market, from November 1998 to June 2001. At Verilytics, Mr. Krish's overall responsibility for revenues included direct sales, indirect sales and professional services worldwide. Mr. Krish joined Verilytics from Open Market, Inc., where from 1995 until November 1998, he was a member of the senior management team and played an instrumental role in that company's growth from start-up to a leading market provider of Internet commerce software. As Vice President of Corporate Development at Open Market, Mr. Krish helped revenue growth within strategic accounts such as BT, Sprint and UPS, led the company's European expansion and oversaw three merger and acquisition activities. Previously, Mr. Krish was Vice President and General Manager of the interactive multimedia unit of Electronic Data Systems Corporation (EDS), an information and technology services company, where he helped penetrate broadband and other multimedia markets. Mr. Krish is a graduate of BU/India with a Bachelor of Science degree in Engineering. Mr. Krish came to the U.S. to join graduate studies at the New Jersey Institute of Technology/Rutgers University, where he graduated with dual masters degrees in computer and information services, and management engineering.

        Thomas J. Litle, IV, age 61, was elected as a director of FairMarket on January 11, 2002. Mr. Litle is the founder of Litle & Company and has served as Chairman and Chief Executive Officer of that company since its founding in 1985. From 1985 to 1995, Litle & Company was a provider of information sharing, payment processing and electronic network services for the direct marketing industry. In 1995, the operating business of Litle & Company was sold to First USA. Since that time, Litle & Company has managed various investments, primarily in the direct marketing industry. Since August 2001, Mr. Litle has served as Acting CEO of Phoenix Processing, LLC, a provider of value added payment transaction services to direct marketers. From 1995 to June 2001, Mr. Litle was Chairman of OrderTrust, Inc., which provided services to direct marketers, retailers and loyalty program providers. From January to June 2001, Mr. Litle served as the Interim CEO of OrderTrust, Inc. Mr. Litle is also a director of The J. Jill Group, Inc. Mr. Litle earned an M.B.A. from Harvard Business School and a Bachelor of Science degree from the California Institute of Technology.

Incumbent Class III Director—Term Expires 2003

        Shikhar Ghosh, age 44, was elected as a director of FairMarket on January 11, 2002. Mr. Ghosh was a founding team member of Verilytics, Inc. (formerly iBelong) and has served as the Chairman of the Board, President and Chief Executive Officer of Verilytics since November 1998. Mr. Ghosh was a founder of Open Market, Inc., where he served as Chairman of the Board from December 1995 to December 2000 and as President and Chief Executive Officer from June 1994 to December 1995. Before founding Open Market, Mr. Ghosh served as Vice President of EDS Communications Industry Group, a systems integration corporation, from 1991 to 1993. Before that, Mr. Ghosh served as CEO of Appex Corporation, an information services and software company that provides software to the wireless industry, and served with the Boston Consulting Group, a strategic consulting firm. Mr. Ghosh earned an M.B.A. from Harvard Business School and an undergraduate degree from the University of Bombay, India.

Board Meetings and Committees

        Board of Directors.    Our Board of Directors met 16 times and acted by written consent in lieu of a meeting on six occasions during 2001. Each of the directors attended 75% or more of the aggregate of (a) the total number of meetings of the Board of Directors during 2001 (held during the period such person served as a director) and (b) the total number of meetings held by all committees of the Board of Directors on which such director served during 2001.

        Audit Committee.    The Audit Committee is currently composed solely of independent directors as defined and required by Nasdaq. The Audit Committee assists the Board of Directors in general oversight and monitoring of management's and the independent auditor's participation in FairMarket's financial reporting process and of FairMarket's procedures for compliance with legal and regulatory requirements. The primary objective of the Audit Committee in fulfilling these responsibilities is to promote and preserve the integrity of FairMarket's financial statements and the independence and performance of FairMarket's independent auditor. The Audit Committee has adopted a written charter to govern its operation. During 2001, the Audit Committee consisted of: Messrs. Krish and Richard

Pallan, a former director of FairMarket, from January until March 21, 2001; Messrs. Cowan, Krish and Pallan from March 21 until May 14, 2001; and Messrs. Cowan and Krish from May 14, 2001. This Committee held seven meetings during 2001. On January 17, 2002, in connection with the election of Messrs. Ghosh and Litle as directors of FairMarket, the Audit Committee was reconstituted to consist of Messrs. Cowan, Ghosh and Litle.

        Compensation Committee.    The Compensation Committee is responsible for reviewing and recommending to the Board of Directors the amount and type of consideration to be paid to senior management, administering our stock option and employee stock purchase plans and establishing and reviewing general policies relating to compensation and benefits of employees. During 2001, the Compensation Committee consisted of: Messrs. Krish and Pallan from January until March 21, 2001; Messrs. Cowan, Krish and Pallan from March 21 until May 14, 2001; and Messrs. Cowan and Krish from May 14, 2001. This Committee held five meetings and acted by written consent in lieu of a meeting on seven occasions during 2001. On January 17, 2002, in connection with the election of Messrs. Ghosh and Litle as directors of FairMarket, this Committee was also reconstituted to consist of Messrs. Cowan, Ghosh and Litle.

        Option Committee.    During a portion of 2001, the Board maintained an Option Committee to administer the grant of options under our stock option plans to employees other than executive officers, as authorized from time to time by the Compensation Committee or the Board of Directors. From January through May 14, 2001, this Committee consisted of Eileen Rudden, former President and Chief Executive Officer and a former director of FairMarket. This Committee was subsequently abolished in May 2001. The Option Committee acted by written consent in lieu of a meeting on seven occasions during 2001.

        Nominating Committee.    The Nominating Committee recommends to the Board of Directors candidates for membership on the Board of Directors. The Nominating Committee will consider nominees recommended by stockholders, but only if such recommendations are received by FairMarket not more than 120 days and not less than 90 days prior to the anniversary date of the previous annual meeting and if such other requirements as are specified in the By-laws are followed. From January through March 21, 2001, the Nominating Committee consisted of Messrs. Krish and Scott Randall, a former director of FairMarket. On March 21, 2001, the Board expanded this Committee to three members and elected Mr. Pallan as the third member of this Committee. Mr. Pallan resigned from the Board of Directors and this Committee in May 2001 and Mr. Randall resigned from the Board of Directors and this Committee in February 2002. In March 2002, Mr. Litle was elected to this Committee, such that the Nominating Committee currently consists of Messrs. Krish and Litle. The Nominating Committee met once during 2001.

PRINCIPAL AND MANAGEMENT STOCKHOLDERS

        The following table shows the amount of capital stock of FairMarket beneficially owned as of May 17, 2002 by:

  •
  each director;
  •
  each person who served as Chief Executive Officer or acted in a similar capacity during 2001 (Mr. Krish, Ms. Rudden and Ms. Smith), the three other persons who were executive officers of FairMarket as of December 31, 2001 and one other person who would have been included among the most highly compensated executive officers of FairMarket for 2001 but for the fact that such person was not employed with FairMarket at the end of the year (the "Named Executive Officers");
  •
  all directors and executive officers of FairMarket as a group; and
  •
  each person known by FairMarket to beneficially own more than 5% of our outstanding common stock or series B preferred stock.

        Beneficial ownership includes shares that are directly owned or jointly owned, as well as shares over which the individual or entity has sole or shared investment or voting authority. Beneficial ownership also includes shares that the individual or entity has the right to acquire (through the exercise of options or warrants or any other right) within 60 days after May 17, 2002. Each share of series B preferred stock is convertible initially into one share of common stock. Unless otherwise indicated, the address for the directors and executive officers of FairMarket listed in the table below is c/o FairMarket, Inc., 500 Unicorn Park Drive, Woburn, Massachusetts 01801.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent of Class(1)
Common Stock:
Directors and Executive Officers
Matthew Ackley	132,700	(2)	*
Nanda Krish	370,138	(3)	1.2%
Jeffrey Meyer(4)	88,500	(4)	*
Scott Randall(5)	3,686,625	(5)	12.5%
Eileen Rudden(6)	450,000	(6)	1.5%
N. Louis Shipley	207,044	(7)	*
Janet Smith	125,000	(8)	*
Rory J. Cowan	60,000	(9)	*
Shikhar Ghosh	0		*
Thomas J. Litle, IV	0		*
Joseph R. Wright, Jr.(10)	0	(10)	*
All directors and Named Executive Officers as a group (11 persons)	5,120,007	(11)	16.6%
Other 5% Beneficial Owners
JHC Investment Partners, LLC c/o Barington Capital Group, L.P. 888 Seventh Avenue, 17th Floor New York, NY 10019	3,485,500	(12)	11.9%
Lloyd I. Miller, III 4550 Gordon Drive Naples, FL 34102	3,687,988	(13)	12.6%
Sierra Ventures Associates VII LLC 3000 Sand Hill Road Menlo Park, CA 94025	4,925,334	(14)	16.8%
Ticketmaster 3701 Wilshire Boulevard Los Angeles, CA 90010	2,250,000	(15)	7.7%

Series B Preferred Stock:
eBay Inc. 2145 Hamilton Avenue San Jose, CA 95125	952,380	100%

*
Less than 1%
(1)
The total number of shares of stock outstanding used in calculating the percentage ownership of a beneficial owner assumes that all options and warrants to acquire shares of FairMarket's stock held by such beneficial owner (but not those held by any other person) that were exercisable on, or become exercisable within 60 days of, May 17, 2002 are exercised.
(2)
Includes 122,500 shares of common stock issuable upon the exercise of options.
(3)
Includes 311,438 shares of common stock issuable upon the exercise of options.
(4)
Mr. Meyer's employment with FairMarket terminated in March 2002. Includes 87,500 shares of common stock issuable upon the exercise of options.
(5)
Mr. Randall's employment with FairMarket terminated in June 2001, and Mr. Randall resigned as a director of FairMarket in February 2002. Includes 290,625 shares of common stock issuable upon the exercise of options. Mr. Randall's address is: c/o Morse, Barnes-Brown & Pendleton, P.C., Reservoir Place, 1601 Trapelo Road, Waltham, Massachusetts 02451.
(6)
Ms. Rudden's employment with FairMarket terminated in May 2001. Consists of 450,000 shares of common stock issuable upon the exercise of options.
(7)
Includes 139,063 shares of common stock issuable upon the exercise of options. Mr. Shipley's employment with FairMarket terminated on May 31, 2002.
(8)
Consists of 125,000 shares of common stock issuable upon the exercise of options.
(9)
Consists of 60,000 shares of common stock issuable upon the exercise of options.
(10)
Mr. Wright is a member of the Board of Directors of musicmaker.com, Inc. which directly owns 500 shares of common stock and is the Chairman of the Adivsory Board of Barington Companies Equity Partners, L.P. ("Barington") which directly owns 18,000 shares of common stock. Both musicmaker.com, Inc. and Barington are members of JHC Investment Partners, LLC which holds in the aggregate a total of 3,485,500 shares of common stock, as noted above under "Other 5% Beneficial Owners."
(11)
Includes 1,586,126 shares of common stock issuable upon the exercise of options.
(12)
This information is based solely on a Schedule 13D, as amended, filed by JHC Investment Partners, LLC, musicmaker.com, Inc., Jewelcor Management, Inc. and Barington Companies Equity Partners, L.P. with the SEC on March 7, 2002.
(13)
This information is based solely on a Schedule 13D, as amended, filed by Mr. Miller with the SEC on February 13, 2002. According to such Schedule 13D, as amended, such shares include shares held by various related trusts and other entities and consist of: 2,531,052 shares as to which Mr. Miller has sole voting power; 1,847,293 shares as to which Mr. Miller has sole dispositive power; 1,156,936 shares as to which Mr. Miller has shared voting power; and 1,840,695 shares as to which Mr. Miller has shared dispositive power.
(14)
This information is based on a Schedule 13G filed by such entity with the SEC on February 14, 2001, as amended through February 14, 2002.
(15)
This information is based on a Schedule 13G filed by Ticketmaster (formerly Ticketmaster Online-CitySearch, Inc.) with the SEC on March 28, 2001.

COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

Director Compensation

        For 2001, directors who were employees received no additional cash compensation for their services as directors, and each non-employee director received a cash retainer of $15,000. Non-employee directors are eligible to participate in FairMarket's 2000 Stock Option and Incentive Plan at the discretion of the full Board of Directors. Non-employee directors typically are granted an option to purchase 75,000 shares, vesting in three equal annual installments, in connection with their initial election to the Board. Mr. Cowan received such an option grant in March 2001, at an exercise price of $1.625. In August 2001, the Board granted Mr. Cowan an additional option covering 35,000 shares, which vested in full on May 23, 2002, at an exercise price of $0.98 per share, in consideration of additional Board services performed by Mr. Cowan. In January 2001, the Board granted each of Messrs. Krish and Pallan (who were then non-employee directors of FairMarket) an option to purchase 50,000 shares, vesting in two equal annual installments, at an exercise price of $2.0625 per share, in consideration of additional Board services performed by Messrs. Krish and Pallan. In May 2001, the Board granted Mr. Krish an option to purchase 60,000 shares, with one-half of such shares vesting on the date of grant and the remainder vesting on July 30, 2001, at an exercise price of $1.16 per share, and paid Mr. Krish a special cash payment of $20,000 in consideration of the performance by Mr. Krish of special Board services in connection with the transition of responsibilities from Eileen Rudden, former President of FairMarket, to Janet Smith, in her capacity as Interim President.

Executive Compensation

Summary Compensation Table

        The following table provides information as to compensation paid by FairMarket for 1999, 2000 and 2001 to each of the Named Executive Officers.

							Long-term Compensation Awards
	Annual Compensation
Name and Principal Position							Restricted Stock Awards			Number of Options	All Other Compensation
	Year	Salary		Bonus
Matthew Ackley Vice President, Corporate Development	2001 2000 1999	$ $ $	150,000 129,615 93,077	$ $	14,063 9,375 —			— — —		130,000 15,000 110,000	$ $	221 190 78	(1) (1) (1)
Nanda Krish(2) President & CEO	2001		$156,182		$50,000			—		288,000		$1,619	(3)
Jeffrey Meyer(4) Former Vice President, Engineering	2001 2000	$ $	160,000 130,769	$ $	17,250 35,000	(5)		— —		130,000 137,500	$ $	450 409	(1) (1)
Scott Randall(6) Former Chairman	2001 2000 1999	$ $ $	87,165 174,038 150,000	$ $	18,250 50,000 —			— — —		200,000 250,000 —	$ $	175,130 260 135	(1)(6) (1) (1)
Eileen Rudden(7) Former President & CEO	2001 2000	$ $	73,563 57,692	$ $	20,313 25,000			— —		275,000 900,000		$200,265 186	(1)(7) (1)
N. Louis Shipley(8) Former Vice President, Sales and Marketing	2001 2000	$ $	150,000 133,980	$ $	15,625 43,750		$	— 425,000	(10)	205,000 175,000	$ $	150,052 160,153	(1)(9) (1)(11)
Janet Smith(12) Chief Financial Officer & Treasurer	2001		$171,648		$108,362	(13)		—		380,000		$289	(1)

(1)
Represents insurance premiums paid by FairMarket for group life insurance for the benefit of such person.

(2)
Mr. Krish was elected as Interim Chief Executive Officer in July 2001 and as President and Chief Executive Officer in January 2002. Does not include any compensation paid to Mr. Krish during 2001 before his election as Interim Chief Executive Officer. Payments made to Mr. Krish prior to that time, in his former capacity as a non-employee director, are described above under "Director Compensation."

(3)
Represents payments of COBRA insurance premiums during Mr. Krish's term as Interim Chief Executive Officer.

(4)
Mr. Meyer joined FairMarket in January 2000 as Director of Engineering and was promoted to Vice President in January 2001. Mr. Meyer's employment with FairMarket terminated in March 2002.

(5)
Such amount was paid to Mr. Meyer as a starting bonus.

(6)
Mr. Randall's employment with FairMarket terminated in June 2001. The amount reflected in the "All Other Compensation" column for 2001 includes $175,000 paid to Mr. Randall in connection with the termination of his employment.

(7)
Ms. Rudden joined FairMarket as President and Chief Executive Officer in September 2000, and her employment with FairMarket terminated in May 2001. The amount reflected in the "All Other Compensation" column for 2001 includes $200,000 paid to Ms. Rudden in connection with the termination of her employment.

(8)
Mr. Shipley joined FairMarket as Vice President of Sales in January 2000, and his employment with FairMarket terminated in May 2002.

(9)
Represents (a) $21,540 in cost-of-living adjustment (COLA) payments and $92,860 in reimbursed housing and automobile expenses in connection with Mr. Shipley's assignment in England, (b) $35,382 in reimbursed relocation expenses in connection with Mr. Shipley's transfer back to the United States during 2001 and (c) insurance premiums paid by FairMarket for group life insurance for the benefit of such person. FairMarket has also agreed to pay Mr. Shipley certain "tax equalization" payments for the period of Mr. Shipley's assignment to England, the amount of which for 2001 has not yet been determined.

(10)
All restrictions on the shares covered by such award had lapsed as of December 31, 2000.

(11)
Represents (a) $16,155 in cost-of-living adjustment (COLA) payments, $34,340 in reimbursed relocation expenses and $56,430 in reimbursed housing and automobile expenses in connection with Mr. Shipley's assignment in England, (b) $53,000 in "tax equalization" payments paid to Mr. Shipley for 2000 in connection with such assignment and (c) insurance premiums paid by FairMarket for group life insurance for the benefit of such person.

(12)
Ms. Smith was elected as Chief Financial Officer in January 2001. Ms. Smith also served as Interim President from May 2001.

(13)
Includes (a) $75,000 paid to Ms. Smith as a starting bonus and (b) $15,000 paid to Ms. Smith as a special bonus in connection with her election as Interim President.

Option Grants in Fiscal Year 2001

        The following table provides certain information with respect to stock options granted by FairMarket during 2001 to each of the Named Executive Officers.

	Individual Grants							Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term (2)
Percent of Total Options Granted to Employees in Fiscal Year
Name	Options Granted			Exercise Price per Share		Expiration Date(1)
								5%		10%
Matthew Ackley	50,000 80,000	1.2 2.0	% %	$ $	2.0625 0.98	1/17/11 8/28/06	(3) (4)	$ $	167,980 100,060	$ $	267,480 126,264
Nanda Krish(5)	128,000 160,000	3.2 4.0	% %	$ $	1.00 0.98	7/20/11 8/28/06	(6) (4)	$ $	208,499 200,121	$ $	331,999 252,528
Jeffrey Meyer	50,000 80,000	1.2 2.0	% %	$ $	2.0625 0.98	1/17/11 8/28/06	(3)(7) (4)(7)	$ $	167,980 100,060	$ $	267,480 126,264
Scott Randall	50,000 50,000 100,000	1.2 1.2 2.5	% % %	$ $ $	2.0625 2.0625 1.00	1/17/11 1/17/11 4/30/11	(3)(8) (9)(8) (8)	$ $ $	167,980 167,980 162,889	$ $ $	267,480 267,480 259,374
Eileen Rudden	50,000 225,000	1.2 5.6	% %	$ $	2.0625 2.0625	1/17/11 1/17/11	(3)(10) (9)(10)	$ $	167,980 755,909	$ $	267,480 1,203,659
N. Louis Shipley	50,000 75,000 80,000	1.2 1.9 2.0	% % %	$ $ $	2.0625 2.0625 0.98	1/17/11 1/17/11 8/28/06	(3)(11) (9)(11) (4)(11)	$ $ $	167,980 251,970 100,060	$ $ $	267,480 401,220 126,264
Janet Smith	200,000 50,000 50,000 80,000	5.0 1.2 1.2 2.0	% % % %	$ $ $ $	1.4375 2.0625 1.16 0.98	1/8/11 1/17/11 5/14/05 8/28/06	(12) (3) (13) (4)	$ $ $ $	468,307 167,980 74,024 100,060	$ $ $ $	745,701 267,480 93,410 126,264

(1)
All of the options listed in this table were granted under FairMarket's 2000 Stock Option and Incentive Plan, which provides that upon certain "sale events" involving FairMarket, if provision is not made for appropriate substitution or adjustment of outstanding stock options, the options will automatically become fully vested. The vesting of the options held by Messrs. Ackley and Krish and Ms. Smith (other than the options granted in August 2001) is also subject to acceleration under the agreements described under "Severance and Change of Control Agreements" below.

(2)
Potential Realizable Value is the value of the granted options, based on the assumed annual growth rates of the share price shown during the option term. For example, a 5% growth rate, compounded annually, for Mr. Ackley's 50,000 share option grant, with its $2.0625 per share exercise price and 10-year option term, results in a share price of $3.36 per share, and a 10% growth rate, compounded annually, for that grant results in a share price of $5.35 per share. These potential realizable values are listed to comply with the regulations of the SEC, and FairMarket cannot predict whether these values will be achieved. Actual gains, if any, on stock option exercises are dependent on the future performance of FairMarket's common stock.

(3)
Option vests in full on January 17, 2005. Option was granted under an executive incentive option program, under which the option was subject to acceleration by 100% if each of two financial targets for 2001 were met, which targets were not met.

(4)
Option vests in full on August 28, 2004. Under the Transaction Bonus Plan described under "Severance and Change of Control Agreements" below, which terminates on August 28, 2002, each option is subject to acceleration by 100% upon the closing of a qualifying "transaction" (as defined in that Plan).

(5)
Does not include options granted to Mr. Krish during 2001 before his election as Interim Chief Executive Officer. The options granted to Mr. Krish prior to that time, in his former capacity as a non-employee director, are described above under "Director Compensation."

(6)
Option was granted in connection with the election of Mr. Krish as Interim Chief Executive Officer. Option vested in equal monthly installments over a six-month period, such that the option was vested in full as of January 20, 2002.

(7)
Such options terminated in full in March 2002 in connection with the termination of Mr. Meyer's employment with FairMarket.

(8)
In connection with the termination of Mr. Randall's employment with FairMarket in June 2001, (a) the option to purchase 50,000 shares described in footnote (3) above terminated in full on the date of termination and (b) the vesting of the option to purchase 50,000 shares described in footnote (9) below and of the option to purchase 100,000 shares was accelerated in full on the date of termination and the exerciseability of these options was extended to December 29, 2002, on which date those options will expire.

(9)
Option vests over a four-year period. Option was granted under an executive retention option program, under which the option was subject to acceleration by 50% if each of two financial targets for 2001 were met, which targets were not met.

(10)
In connection with the termination of Ms. Rudden's employment with FairMarket in May 2001, (a) the option to purchase 50,000 described in footnote (3) above terminated in full on the date of termination and (b) the vesting of 112,500 of the shares under the option to purchase 225,000 shares described in footnote (9) above was accelerated as of the date of termination and the exerciseability of this option was extended to November 14, 2002, on which date this option will expire.

(11)
In connection with the termination of Mr. Shipley's employment with FairMarket in May 2002, (a) the option to purchase 50,000 shares described in footnote (3) above and the option to purchase 80,000 shares described in footnote (4) above terminated in full on the date of termination, and (b) the vesting of 18,750 of the shares under the option to purchase 75,000 shares described in footnote (9) above was accelerated as of the date of termination and the exerciseability of this option was extended to May 31, 2003, on which date this option will expire.

(12)
Option vests over a four-year period and expires 10 years from the date of grant.

(13)
Option was granted in connection with the election of Ms. Smith as Interim President. One-half of this option vested on the date of grant and the remainder vested on September 14, 2001.

Aggregate Option Exercises in Fiscal Year 2001
and Year-End Option Values

        The following table sets forth the number of shares of our common stock covered by all stock options held by the Named Executive Officers as of December 31, 2001. None of the Named Executive Officers exercised any stock options during 2001. The value of unexercised in-the-money options is based on the closing price of our common stock as reported by Nasdaq on December 31, 2001, minus the exercise price, multiplied by the number of shares underlying the options.

	Number of Securities Underlying Unexercised Options at December 31, 2001
			Value of Outstanding In-the-Money Options at December 31, 2001
Name
	Exercisable	Unexercisable	Exercisable	Unexercisable
Matthew Ackley	103,750	181,250	$83,650	$59,350
Nanda Krish	191,670	281,330	$12,800	$24,960
Jeffrey Meyer(1)	48,438	219,062	—	$11,200
Scott Randall(2)	290,625	—	$12,000	—
Eileen Rudden(3)	450,000	—	—	—
N. Louis Shipley(4)	104,688	275,312	—	$11,200
Janet Smith	50,000	330,000	—	$11,200

(1)
Mr. Meyer's employment with FairMarket terminated in March 2002.
(2)
Mr. Randall's employment with FairMarket terminated in June 2001.
(3)
Ms. Rudden's employment with FairMarket terminated in May 2001.
(4)
Mr. Shipley's employment with FairMarket terminated in May 2002.

Severance and Change of Control Agreements

        Severance Agreements.    In January 2002, FairMarket entered into a severance agreement with Mr. Krish which provides that if Mr. Krish's employment with FairMarket is terminated other than "for cause" (as defined in that severance agreement) or if he terminates his employment with FairMarket for "good reason" (as defined in that severance agreement) during the one-year period following the occurrence of a "change of control" (as defined in that severance agreement), then (a) all outstanding options held by him (including those listed above under "Option Grants in Fiscal Year 2001" and all other options granted to him to date) will accelerate in full upon such termination and (b) FairMarket will pay him a lump-sum cash amount equal to one year of his base salary plus one year's target bonus. This agreement also provides that if Mr. Krish's employment with FairMarket is terminated other than "for cause" or if he terminates his employment with FairMarket for "good reason," in each case other than during the one-year period following the occurrence of a "change of control," then (a) if such termination occurs after July 17, 2002, all outstanding options held by him (including those listed above under "Options Grants in Fiscal Year 2001," other than the option granted to him in August 2001) will accelerate by one year and (b) FairMarket will continue to pay him his base salary for eight months following his termination date if such termination occurs prior to July 17, 2002, and for twelve months if such termination occurs on or after July 17, 2002.

        FairMarket and each of Mr. Ackley and Ms. Smith are parties to an amended severance agreement dated as of October 11, 2001. These agreements provide that if the officer's employment with FairMarket is terminated other than "for cause" (as defined in the severance agreements) or if the officer terminates their employment with FairMarket for "good reason" (as defined in the severance agreements) during the two-year period following the occurrence of a "change of control" (as defined in the severance agreements), then (a) all outstanding options held by that person (including those listed above under "Option Grants in Fiscal Year 2001," other than the options granted in August 2001) will accelerate in full upon such termination and (b) FairMarket will pay that person a lump-sum cash amount equal to the greater of (1) the sum of that person's annual base salary as of the termination date plus their target bonus (defined as 25% of that person's annual base salary) or (2) the sum of the base salary paid or payable to that person during the 12 months preceding the termination date plus the total of the bonuses paid to or payable to that person with respect to the preceding four quarters. The agreement with Ms. Smith also provides that if her employment with FairMarket is terminated other than "for cause" or she terminates her employment with FairMarket for "good reason," in each case other than during the two-year period following the occurrence of a "change of control," then (a) all outstanding options held by her (including those listed above under "Options Grants in Fiscal Year 2001," other than the option granted to her in August 2001) will accelerate by one year and (b) FairMarket will continue to pay Ms. Smith her base salary for six months following her termination date.

        In April 2002, FairMarket and Mr. Shipley entered into an amended severance agreement in connection with the termination of his employment, providing for: (a) the continuation of his base salary for a period of three months following his termination date; (b) the payment to him of a bonus of up to $25,000 provided that certain performance goals were achieved by Mr. Shipley prior to his termination date, of which $6,250 was paid; and (c) the acceleration of the vesting of 31,250 of the shares under the option covering 125,000 shares that was granted to him in February 2000, the acceleration of the vesting of a portion of one of the options granted to him on January 17, 2001 as described above under "Option Grants in Fiscal Year 2001," and the extension of the period during which all stock options held by him (to the extent vested on his termination date) will remain exercisable to May 31, 2003.

        In March 2002, FairMarket and Mr. Meyer entered into an amended severance agreement in connection with the termination of his employment, providing for: (a) the continuation of his base salary for a period of three months following his termination date; (b) the payment to him of a bonus of up to $10,000 provided that certain performance goals were achieved by Mr. Meyer prior to his termination date, which was paid in full; and (c) the acceleration of the vesting of 6,250 of the shares under the option covering 25,000 shares that was granted to him in February 2000, the acceleration of the vesting of 25,000 of the shares under the option covering 100,000 shares that was granted to him in December 2000, and the extension of the period during which all stock options held by him (to the extent vested on his termination date) will remain exercisable to March 8, 2003.

        In June 2001, FairMarket and Mr. Randall entered into an amended severance agreement in connection with the termination of his employment, which provided for the following: (a) the payment to him of an amount equal to one year of his base salary in one lump sum; and (b) the acceleration of the vesting of a portion of one of the options granted to him on January 17, 2001 and the acceleration in full of the option granted to him on April 3, 2001 as described above under "Option Grants in Fiscal Year 2001," the acceleration of 62,500 of the shares under the option covering 250,000 shares that was granted to him in February 2000, and the extension of the period during which such stock options (to the extent vested on his termination date) will remain exercisable to December 29, 2002.

        In May 2001, FairMarket and Ms. Rudden entered into an amended severance agreement in connection with the termination of her employment with FairMarket, which provided for the following: (a) the payment to her of an amount equal to one year of her base salary in one lump sum; and (b) the acceleration of the vesting of a portion of one of the options granted to her on January 17, 2001 as described above under "Option Grants in Fiscal Year 2001," the acceleration of the vesting of 337,500 of the shares under the option covering 900,000 shares that was granted to her in September 2000, and the extension of the period during which such stock options (to the extent vested on her termination date) will remain exercisable to November 14, 2002.

        Each of the agreements described also prohibits the executive from competing with FairMarket and its affiliates or soliciting any employee of FairMarket or its affiliates for a period of one year following termination of the executive's employment with FairMarket.

        Transaction Bonus Plan.    In August 2001, the Board of Directors adopted a Transaction Bonus Plan under which each of our executive officers was granted a stock option on August 28, 2001 as described above under "Option Grants in Fiscal Year 2001," each of which is subject to acceleration by 100% upon the closing of a qualifying "transaction" (as defined in this Plan). This Plan terminates on August 28, 2002.

Report of the Board of Directors and the Compensation Committee of the Board of Directors on Executive Compensation

        The Compensation Committee is responsible for reviewing and recommending to the Board of Directors the amount and type of consideration to be paid to senior management, administering FairMarket's stock option and employee stock purchase plans and establishing and reviewing general policies relating to compensation and benefits of employees. During 2001, the Compensation Committee consisted of: Messrs. Krish and Pallan (a former director of FairMarket) from January until March 21, 2001; Messrs. Cowan, Krish and Pallan from March 21 until May 14, 2001; and Messrs. Cowan and Krish from May 14, 2001. During 2001, the Compensation Committee consisted solely of independent directors until Mr. Krish's election as Interim Chief Executive Officer in July 2001. For the year ended December 31, 2001, FairMarket's executive compensation program was administered either by the full Board of Directors or, until July 2001, by the Compensation Committee. Mr. Krish's compensation as Interim Chief Executive Officer was determined by the Board of Directors. None of the persons who served as Chief Executive Officer during 2001 participated in deliberations by the Board or the Compensation Committee regarding their individual compensation for 2001.

        The goals of FairMarket's compensation program are to align compensation with business objectives and performance, to enable FairMarket to attract, retain and reward executive officers and other employees who contribute to FairMarket's long-term success and to motivate those officers and employees to enhance long-term stockholder value. The compensation of FairMarket's officers and employees consists of an annual base salary, short-term performance incentives in the form of cash bonuses and long-term performance incentives in the form of stock options. FairMarket has in the past and continues to emphasize the award of stock options in its executive compensation policy and believes that in the highly competitive, evolving markets in which FairMarket operates, equity-based compensation provides the greatest incentive for outstanding executive performance and encourages the greatest alignment of management and stockholder long-term interests.

        Base Salary.    The initial annual base salary for executive officers hired by FairMarket during 2001 was reviewed and approved by the Board of Directors. When reviewing those base salaries, the Board has considered level of responsibility, breadth of knowledge and prior experience as well as publicly available compensation information and informal survey information obtained by FairMarket's management with respect to other companies in the Internet industry. The relative importance of these factors varies, depending on the particular individual whose salary is being reviewed. The Board has not determined it necessary to specifically analyze compensation levels at companies included in the index under the caption "Performance Graph." For 2001, in light of economic conditions during the third and fourth quarters of 2001 and FairMarket's August 2001 workforce reduction, it was determined that it would not be appropriate to effect any salary increase for any executive officers for that year.

        Bonuses.    During 2001, FairMarket's executive officers were eligible to receive a quarterly cash bonus of up to either a specified percentage of their quarterly base salary or a specified dollar amount based on the extent to which business and individual performance objectives, approved by the Compensation Committee for each such person, were achieved. These objectives consisted of operating, strategic and/or financial goals that are considered to be important to FairMarket's fundamental long-term goal of building stockholder value. Cash bonuses were paid to executive officers for the first two quarters of 2001, based on the extent to which officers achieved their objectives, as approved by the Compensation Committee. In light of economic conditions during the third and fourth quarters of 2001 and FairMarket's August 2001 workforce reduction, it was determined that it would not be appropriate to pay bonuses to FairMarket's executive officers for those two quarters. Mr. Krish was paid a cash bonus in 2002 in connection with his service as Interim Chief Executive Officer from July 2001 to January 2002 as described below.

        Stock Options.    FairMarket's equity incentive plans are designed to provide its employees with an opportunity to share, along with its stockholders, in FairMarket's long-term performance. Initial grants of stock options are generally made to employees upon commencement of employment, with additional grants being made to certain employees following a significant change in job responsibility, scope or title. Options granted under FairMarket's standard stock option program generally vest over a four-year period and expire 10 years from the date of grant. The exercise price of the options is usually 100% of the fair market value of FairMarket's common stock on the date of grant.

        The number of shares of FairMarket's common stock covered by options granted to new employees other than executive officers is generally determined based on a schedule of option grant ranges for each job level, as approved by the Board of Directors. These ranges take into account publicly available compensation information and informal survey information obtained by FairMarket's management with respect to other companies in the Internet industry. The number of shares of FairMarket's common stock covered by options granted to new executive officers is determined on an individual basis taking into account the same factors as are considered in establishing the officers' initial base salary, as described above. Follow-on option grants to employees are based upon a number of factors, including performance of the individual, job level, potential, and past option grants.

        In January 2001, the Compensation Committee granted each executive officer an option to purchase 50,000 shares of FairMarket's common stock under an executive incentive option program, under which each option was subject to acceleration by 100% if each of two financial targets for 2001 were met, which targets were not met. Each option vests in full on the four-year anniversary of the date of grant and has a term of 10 years. Also in January 2001, the Compensation Committee granted an executive retention option to each of Mr. Randall, Ms. Rudden and two other executive officers covering 50,000, 225,000, 75,000 and 50,000 shares, respectively, of FairMarket's common stock. Each of these options was subject to acceleration by 50% if each of two financial targets for 2001 were met, which targets were not met. Each option vests over a four-year period and has a term of 10 years. The terms of each of these option programs were determined by the Board of Directors based on a study by independent compensation consultants and were approved by the Board.

        In August 2001, the Board of Directors adopted a Transaction Bonus Plan in order to further incent certain of FairMarket's executive officers to maximize shareholder value in the event of a "transaction" (as defined in this Plan). Under this Plan, on August 28, 2001 the Board of Directors granted each of Messrs. Ackley, Meyer and Shipley and Ms. Smith an option to purchase 80,000 shares of FairMarket's common stock, and granted Mr. Krish an option to purchase 160,000 shares of FairMarket's common stock, each of which options is subject to acceleration by 100% in the event of such a transaction. This Plan also provides for the payment, to each executive officer then in office, of a transaction bonus upon the consummation of such a transaction, with the amount of the bonus varying based on the total equity value of the transaction (but not to exceed $750,000 in total). This Plan terminates on August 28, 2002. The terms of this Plan were determined by the Board based on a study by independent compensation consultants. The options granted to each of Messrs. Meyer and Shipley under this Plan terminated in full in connection with the termination of their employment in March 2002 and May 2002, respectively.

        Compensation of the Chief Executive Officer.    For 2001, Eileen Rudden, who served as President and Chief Executive Officer of FairMarket through May 14, 2001, continued to receive an annual base salary at the same rate of $200,000 per year as was established for Ms. Rudden upon her election to those offices in September 2000. The Compensation Committee approved the payment to Ms. Rudden of a bonus for the first quarter of 2001 in the amount of $20,313, which represented a portion of her target bonus and was based on the percentage attainment of certain business and individual performance objectives for that quarter, which objectives included, for example, a reduction of FairMarket's operating loss for that quarter and the completion of FairMarket's execution of an API license with eBay Inc. and the implementation of FairMarket's related MarketSelect product offering.

As described above under "Stock Options," in January 2001 the Compensation Committee also granted Ms. Rudden an option to purchase 50,000 shares under the executive incentive option program described above and an option to purchase 225,000 shares of FairMarket's common stock as an executive retention grant as described above. The terms of these option programs, including the number of shares subject to each of these options grants, were determined by the Board based on a study by independent compensation consultants.

        Ms. Smith was elected in January 2001 as Chief Financial Officer. Upon the termination of Ms. Rudden's employment with FairMarket in May 2001, Ms. Smith was elected as Interim President of FairMarket. Ms. Smith did not receive any increase in her base compensation (which was established in January 2001 in connection with her election as Chief Financial Officer) related to her election as Interim President. In consideration of her additional responsibilities in connection with her election as Interim President, the Board of Directors approved the payment to Ms. Smith of a special cash bonus in the amount of $15,000, in addition to the bonuses paid to her under FairMarket's executive bonus plan in her capacity as Chief Financial Officer.

        In July 2001, in connection with his appointment as Interim Chief Executive Officer of FairMarket for a six-month term, the Board determined that Mr. Krish be paid a salary at the rate of $175,000 for his six-month term as Interim Chief Executive Officer and set a target six-month cash bonus for Mr. Krish at $50,000, with the actual amount of the bonus to be paid to Mr. Krish to be based on the attainment of performance measures. Such performance measures were attained and Mr. Krish was paid the target six-month cash bonus in March 2002. Also in connection with his election as Interim Chief Executive Officer, the Board granted Mr. Krish an option to purchase 128,000 shares of FairMarket's common stock. This option vested in equal monthly installments over a six-month period, such that the option was vested in full as of January 20, 2002. In August 2001, Mr. Krish was granted an option to purchase 160,000 shares of FairMarket's common stock under the Transaction Bonus Plan described above.

        Deductibility of Executive Compensation.    Compensation payments in excess of $1 million to the chief executive officer or the other four most highly compensated executive officers are subject to a limitation on deductibility for FairMarket under Section 162(m) of the Internal Revenue Code of 1986, as amended. Certain performance-based compensation is not subject to the limitation on deductibility. The Compensation Committee does not expect cash compensation in 2002 to its chief executive officer or any other executive officer to be in excess of $1 million. FairMarket intends to maintain qualification of its applicable stock option plans for the performance-based exception to the $1 million limitation on deductibility of compensation payments.

                      BOARD OF DIRECTORS and
                      COMPENSATION COMMITTEE

                      Rory J. Cowan
                      Shikhar Ghosh
                      Nanda Krish
                      Thomas J. Litle, IV

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

        For the year ended December 31, 2001, FairMarket's executive compensation program was administered either by the full Board of Directors or, until July 2001, by the Compensation Committee. Neither Mr. Cowan nor Mr. Pallan (a former director of FairMarket), each of whom served as a member of our Compensation Committee during 2001, has ever been an officer or employee of FairMarket. Mr. Krish also served on the Compensation Committee during 2001. Mr. Krish was elected as Interim Chief Executive Officer of FairMarket in July 2001, following which our executive compensation program was administered by our Board of Directors rather than the Compensation

Committee. None of our executive officers serves as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving on our Board of Directors or Compensation Committee.

CERTAIN TRANSACTIONS WITH RELATED PARTIES

        Scott Randall, who benefically owns approximately 12.5% of our outstanding common stock as of May 17, 2002, resigned as an officer of FairMarket in June 2001 and as a director in February 2002. Mr. Randall received specified payments in connection with the termination of his employment as an officer of FairMarket which are described above under "Compensation of Directors and Executive Officers."

        In Feburary 2002, FairMarket entered into a three-year Commerce Services Agreement with eBay Inc., the beneficial owner of all of our outstanding shares of series B preferred stock, under which FairMarket is, on behalf of eBay, providing the private-label promotional technology platform behind a Burger King Corporation online loyalty program. This agreement provides for the payment by eBay to FairMarket of an implementation fee, certain professional services fees and quarterly application fees. Under this agreement, as of May 31, 2002, eBay has paid FairMarket implementation and professional services fees in the total amount of $265,800 and application fees in the total amount of $160,000. This agreement is subject to a one-year extension and to early termination in certain events, including any termination of the related agreement between eBay and Burger King.

  COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934

        Section 16(a) of the Securities Exchange Act of 1934, as amended, requires FairMarket's executive officers and directors and persons who beneficially own more than 10% of FairMarket's common stock to file reports of ownership and changes in ownership with the SEC and to furnish copies to FairMarket.

        Based upon a review of the reports furnished to FairMarket and representations made to FairMarket by its officers and directors and certain 10% beneficial owners, FairMarket believes that, during 2001, its officers and directors and 10% beneficial owners complied with all applicable reporting requirements, except that At Home Corporation inadvertently failed to file a Form 4 on a timely basis with the SEC to report certain sales of FairMarket's common stock.

AUDIT COMMITTEE REPORT

        The Audit Committee of our Board of Directors is currently composed solely of independent directors as defined and required by Nasdaq. The Audit Committee assists the Board of Directors in general oversight and monitoring of management's and the independent auditor's participation in FairMarket's financial reporting process and of FairMarket's procedures for compliance with legal and regulatory requirements. The primary objective of the Audit Committee in fulfilling these responsibilities is to promote and preserve the integrity of FairMarket's financial statements and the independence and performance of FairMarket's independent auditor. The Audit Committee has adopted a written charter to govern its operation. The Audit Committee held seven meetings during 2001.

        While the Audit Committee oversees FairMarket's financial reporting process for the Board of Directors consistent with its charter, management has primary responsibility for this process including FairMarket's system of internal controls, and for the preparation of FairMarket's consolidated financial statements in accordance with generally accepted accounting principles. In addition, FairMarket's independent auditors and not the Audit Committee are responsible for auditing those financial statements. It is not the duty or responsibility of the Audit Committee to conduct auditing or accounting reviews or procedures. Members of the Audit Committee are not employees of FairMarket, may not be employees of FairMarket and may not be, or represent themselves to be or serve as, accountants or auditors by profession or experts in the field of accounting or auditing.

Report of the Audit Committee

        The following is a report of the Audit Committee of FairMarket's Board of Directors with respect to FairMarket's audited financial statements for the year ended December 31, 2001.

        In connection with its function of overseeing and monitoring the financial reporting process, the Audit Committee has, among other things, done the following:

  •
  reviewed and discussed FairMarket's audited financial statements for the year ended December 31, 2001 with FairMarket's management and PricewaterhouseCoopers LLP, FairMarket's independent auditors;

  •
  discussed with PricewaterhouseCoopers LLP those matters required to be discussed by Statement on Auditing Standards No. 61, "Communications with Audit Committees"; and

  •
  received and reviewed the written disclosures and the letter from PricewaterhouseCoopers LLP required by Independence Standard No. 1, "Independence Discussions with Audit Committees," and discussed with PricewaterhouseCoopers LLP their independence from FairMarket.

        Based upon the foregoing, the Audit Committee recommended to the Board of Directors that the audited financial statements referred to above be included in FairMarket's Annual Report on Form 10-K for the year ended December 31, 2001 for filing with the Securities and Exchange Commission.

                      AUDIT COMMITTEE
                      Rory J. Cowan
                      Shikhar Ghosh (Chairman)
                      Thomas J. Litle, IV

 PERFORMANCE GRAPH

        The graph below compares the cumulative total stockholder return on FairMarket's common stock with the cumulative total return of (a) the Nasdaq Stock Market Index (U.S.) (the "Nasdaq Index"), (b) the JP Morgan H&Q Internet 100 Index and (c) a peer group that includes the following businesses, which FairMarket considers to be a peer group: Ariba, Inc., Commerce One, Inc., Digital River, Inc., eBay Inc. and ADB Systems International Inc. (formerly named Bid.com International Inc.). The graph assumes that $100 was invested in each of our common stock, the Nasdaq Index, the JP Morgan H&Q Internet 100 Index and the peer group on March 14, 2000 (the date on which our common stock was first publicly traded) and reflects the return through December 31, 2001, and assumes the reinvestment of dividends, if any. The comparisons in the graph below are based on historical data and are not indicative of, or intended to forecast, possible future performance of FairMarket's common stock. We have elected to replace the peer group index used in the graph below with the JP Morgan H&Q Internet 100 Index because we believe that the JP Morgan H&Q Internet 100 Index is more representative of peer companies and will thus facilitate greater comparability between FairMarket and its peers. As required by regulations of the SEC applicable to such changes, comparisons shown this year include both indices.

	3/14/00	3/31/00	6/30/00	9/30/00	12/31/00	3/31/01	6/30/01	9/30/01	12/31/01
FairMarket, Inc.	$100.00	$46.91	$14.56	$6.70	$3.09	$2.58	$2.04	$1.86	$2.31
Peer Group	$100.00	$76.06	$55.54	$79.79	$31.43	$15.76	$24.28	$15.49	$23.76
JP Morgan H&Q Internet 100 Index	$100.00	$83.97	$62.29	$59.53	$30.93	$19.12	$24.09	$13.99	$19.90
Nasdaq Index	$100.00	$97.65	$84.91	$78.13	$52.32	$39.05	$46.03	$31.93	$41.51

RECENT DEVELOPMENTS

        On March 7, 2002, JHC Investment Partners, LLC, musicmaker.com, Inc., Jewelcor Management, Inc. and Barington Companies Equity Partners, L.P. (collectively, "Barington") filed a Schedule 13D with the SEC including a letter addressed to FairMarket's Secretary in which Barington stated its intention to solicit proxies to elect its nominee, Joseph R. Wright, Jr., as a director at FairMarket's 2002 Annual Meeting, in opposition to the director nominated by FairMarket's Board of Directors. On May 7, 2002, FairMarket and Barington entered into a settlement agreement (the "Settlement Agreement") pursuant to which FairMarket expanded the size of its Board from four to five members and appointed Mr. Wright as a Class II director to serve until the Annual Meeting. In addition, FairMarket agreed to nominate Mr. Wright, together with FairMarket's existing Class II director, Rory J. Cowan, for re-election as Class II directors to serve until FairMarket's 2005 annual meeting of stockholders. In return, Barington agreed not to engage in a proxy contest at the Annual Meeting. Barington further agreed to vote in favor of Mr. Cowan at the Annual Meeting and in favor of the Board's nominees for election as directors at the 2003 and 2004 annual meetings of stockholders. In addition, Barington agreed not to take certain specified actions with respect to its ownership of FairMarket common stock until January 22, 2005. FairMarket has entered into the Settlement Agreement in order to avoid the expense and diversion of management attention that would have been required to defend against a proxy contest.

STOCKHOLDER PROPOSALS FOR 2003 ANNUAL MEETING

        Stockholder proposals intended to be presented at FairMarket's 2003 annual meeting of stockholders must be received in writing by FairMarket on or before February 3, 2003 in order to be considered for inclusion in FairMarket's proxy statement for that meeting. These proposals must also comply with the other rules of the SEC governing the form and content of proposals in order to be included in the proxy statement and must be delivered to the Secretary of FairMarket at our principal executive offices at 500 Unicorn Park Drive, Woburn, Massachusetts 01801.

        In addition, any stockholder of record who wishes to have a stockholder proposal considered at the 2003 annual meeting of stockholders must deliver a written notice of such proposal to the Secretary of FairMarket at our principal executive offices not less than 90 days or more than 120 days prior to June 27, 2003. However, if the date of the 2003 annual meeting is set for a date that is more than 30 days before or more than 60 days after June 27, 2003, then the notice must be delivered not more than 120 days prior to the date of the meeting and not later than the later of (a) 90 days prior to the date of the meeting or (b) the 10th day after the day on which the date of the meeting is first publicly announced. The proposal must also comply with other requirements contained in FairMarket's By-laws, including supporting documentation and other information. Proxies solicited by the Board of Directors will confer discretionary voting authority with respect to these proposals, subject to the SEC's rules governing the exercise of this authority.

INDEPENDENT AUDITORS

        Our Board of Directors has selected the firm of PricewaterhouseCoopers LLP as the independent auditors of FairMarket for the year ending December 31, 2002. A representative of PricewaterhouseCoopers LLP is expected to be present at the Annual Meeting and will be given the opportunity to make a statement if he or she so desires and to respond to appropriate questions.

        Audit Fees.    The total fees billed by PricewaterhouseCoopers LLP for professional services for the audit of FairMarket's annual consolidated financial statements for the year ended December 31, 2001 and the review of the consolidated financial statements included in FairMarket's Quarterly Reports on Form 10-Q filed during the year ended December 31, 2001 were $138,939.

        Financial Information Systems Design and Implementation Fees.    There were no fees billed by PricewaterhouseCoopers LLP to FairMarket for financial information systems design and implementation services for the year ended December 31, 2001.

        All Other Fees.    The total fees billed to FairMarket for all other services rendered by PricewaterhouseCoopers LLP for the year ended December 31, 2001 were $174,682. The Audit Committee has considered whether the provision of non-audit services by PricewaterhouseCoopers LLP is compatible with maintaining PricewaterhouseCoopers LLP's independence.

OTHER MATTERS

        Our Board of Directors is not aware of any matters to be presented for action at the Annual Meeting other than those described in this Proxy Statement. If any other matters are duly presented, proxies will be voted on those matters in accordance with the judgment of the proxy holders.

Dear Stockholder:

Please take note of the important information enclosed with this proxy.

Your vote is important and you are strongly encouraged to exercise your right to vote your shares.

Please mark the boxes on the proxy card to indicate how your shares will be voted. Then sign the card, detach it and return your proxy in the enclosed postage-paid envelope.

Alternatively, you can vote by proxy over the Internet or by telephone. See the reverse side for instructions. FairMarket, Inc. is a corporation organized under the laws of the State of Delaware. The Delaware General Corporation Law authorizes the granting of proxies over the Internet or by telephone. Accordingly, proxies granted over the Internet or by telephone, in accordance with the procedures set forth on this proxy card, will be valid under Delaware law.

Sincerely,

FairMarket, Inc.

DETACH HERE

PROXY

FAIRMARKET, INC.

ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD JUNE 27, 2002

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned stockholder of FairMarket, Inc. acknowledges receipt of a copy of FairMarket's 2002 Annual Report to Shareholders, Annual Report on Form 10-K for the year ended December 31, 2001 and Notice of Annual Meeting and Proxy Statement dated June 3, 2002 (the "Proxy Statement") and, revoking any proxy heretofore given, hereby appoints Lisa M. McGrath, James F. Parslow and Janet Smith, and each of them, with full power of substitution to each, as proxies for the undersigned, and hereby authorizes each of them to vote all the shares of Common Stock of FairMarket, Inc. held of record by the undersigned at the close of business on June 3, 2002 at the Annual Meeting of Stockholders of FairMarket, Inc. to be held at 3:00 p.m., local time, on June 27, 2002, at the Goodwin Procter LLP Conference Center, Second Floor, Exchange Place, 53 State Street, Boston, Massachusetts 02109, and any adjournments or postponements thereof, and otherwise to represent the undersigned at the meeting with all powers possessed by the undersigned as if personally present at the meeting.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS AND MAY BE REVOKED PRIOR TO ITS EXERCISE. THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS INDICATED, IT WILL BE VOTED FOR THE COMPANY'S NOMINEES FOR CLASS II DIRECTOR NAMED IN THE PROXY STATEMENT.

SEE REVERSE SIDE	CONTINUED AND TO BE SIGNED ON REVERSE SIDE	SEE REVERSE SIDE

VOTING BY TELEPHONE OR INTERNET

You may vote by telephone or Internet at your convenience 7 days/week, 24 hours/day. Your telephone or Internet vote authorizes Lisa M. McGrath, James F. Parslow and Janet Smith, and each of them, with full power of substitution, as proxies, to vote your shares in the same manner as if you had marked, signed and returned the proxy card.

The deadline for voting by telephone or through the Internet is 11:59 p.m. (EST) June 26, 2002

To vote your shares through the Internet or by telephone, you will need the control number printed below, just below the perforation.

TO VOTE BY TELEPHONE:

  1.
  CALL TOLL FREE ON A TOUCH TONE TELEPHONE: 1-877-PRX-VOTE (1-877-779-8683)

  2.
  When prompted, enter the control number.

  3.
  Have your proxy card ready, then follow the prerecorded instructions when prompted.

  4.
  Your vote will be confirmed and cast as you directed.

TO VOTE BY INTERNET:

  1.
  GO TO THE WEB SITE ADDRESS: http://www.eproxyvote.com/faim

  2.
  When prompted, enter the control number.

  3.
  Have your proxy card ready and follow the instructions on your screen when prompted.

  4.
  Your vote will be confirmed and cast as you directed.

If you choose to vote your shares through the Internet or by telephone, please do not mail back your proxy card.

YOUR VOTE IS IMPORTANT. THANK YOU FOR VOTING.
DETACH HERE

☒	Please mark votes as in this example.
1.	Election of Class II Directors.				In their discretion, the proxies are authorized to vote upon any other business that may properly come before the meeting.
NOMINEES: (01) Rory J. Cowan and (02) Joseph R. Wright, Jr.
	☐	FOR	☐	WITHHELD
☐ For both nominees except as noted above
MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT ☐

Please sign EXACTLY as your name appears hereon. Joint owners should each sign. Executors, administrators, trustees, guardians or other fiduciaries should give full title as such. If signing for a corporation, please sign in full corporate name by a duly authorized officer.

Signature:	Date:	Signature:	Date:

PROXY

FAIRMARKET, INC.

ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD JUNE 27, 2002

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned stockholder of FairMarket, Inc. acknowledges receipt of a copy of FairMarket's 2002 Annual Report to Shareholders, Annual Report on Form 10-K for the year ended December 31, 2001 and Notice of Annual Meeting and Proxy Statement dated June 3, 2002 (the "Proxy Statement") and, revoking any proxy heretofore given, hereby appoints Lisa M. McGrath, James F. Parslow and Janet Smith, and each of them, with full power of substitution to each, as proxies for the undersigned, and hereby authorizes each of them to vote all the shares of Series B Preferred Stock of FairMarket, Inc. held of record by the undersigned at the close of business on June 3, 2002 at the Annual Meeting of Stockholders of FairMarket, Inc. to be held at 3:00 p.m., local time, on June 27, 2002, at the Goodwin Procter LLP Conference Center, Second Floor, Exchange Place, 53 State Street, Boston, Massachusetts 02109, and any adjournments or postponements thereof, and otherwise to represent the undersigned at the meeting with all powers possessed by the undersigned as if personally present at the meeting.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS AND MAY BE REVOKED PRIOR TO ITS EXERCISE. THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS INDICATED, IT WILL BE VOTED FOR THE COMPANY'S NOMINEES FOR CLASS II DIRECTOR NAMED IN THE PROXY STATEMENT.

☒	Please mark votes as in this example.
1.	Election of Class II Directors.				In their discretion, the proxies are authorized to vote upon any other business that may properly come before the meeting.
NOMINEES: (01) Rory J. Cowan and (02) Joseph R. Wright, Jr.
	☐	FOR	☐	WITHHELD
☐ For both nominees except as noted above
MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT ☐

Please sign EXACTLY as your name appears hereon. Joint owners should each sign. Executors, administrators, trustees, guardians or other fiduciaries should give full title as such. If signing for a corporation, please sign in full corporate name by a duly authorized officer.

Signature:	Date:	Signature:	Date:

QuickLinks

VOTING AND SOLICITATION OF PROXIES
PROPOSAL TO ELECT TWO CLASS II DIRECTORS
PRINCIPAL AND MANAGEMENT STOCKHOLDERS
COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS
Summary Compensation Table
Aggregate Option Exercises in Fiscal Year 2001 and Year-End Option Values
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
CERTAIN TRANSACTIONS WITH RELATED PARTIES
AUDIT COMMITTEE REPORT
Report of the Audit Committee
PERFORMANCE GRAPH
RECENT DEVELOPMENTS
STOCKHOLDER PROPOSALS FOR 2003 ANNUAL MEETING
INDEPENDENT AUDITORS
OTHER MATTERS
PROXY CARD
PROXY CARD